UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

Aladdin International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55297	41-1683548
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

117 E. Huntington Dr., Arcadia, CA 91006
(address of principal executive offices) (zip code)

Tel: +16264005727
(registrant’s telephone number, including area code)

Unit 907, 9/F, ICBC Tower, 3 Garden Road, Central, Hong Kong
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On March 21, 2018 (the “Closing Date”), Billion Rewards Development Limited (the “Seller”), the majority shareholder of Aladdin International, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Moregain Capital Group LLC (the “Purchaser”), a Nevada Limited Liability Company, pursuant to which the Seller sold to the Purchaser an aggregate of 6,270,512 shares of common stock, par value $.001 per share, of the Company (the “Shares”) for $180,000 (the “Transaction”).

As a result of the closing of the Transaction, the Purchaser now owns approximately 87.33% of the total outstanding shares of the Company’s common stock.

The Purchase Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration for the purchase and sale of majority/controlling interest, the process of exchanging the consideration and the effect of the stock purchase and sale. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Stock Option Plan

On March 23, 2018, Board of Directors of the Registrant approved “2018 Performance Boost Stock Option Plan” in order to retain and recruit certain selected employee, consultants, and directors. The Board acknowledged that the Company’s stock options are one major component of compensation that could help retain and motivate employees, consultants, and directors toward achieving our performance goal. The Board determined that this stock option program shall consists of options to purchase a total of 2,000,000 shares of Common Stock, and shall be granted to the employee, consultants, and directors that have the ability to contribute to the business development of the company, as rewarded per this performance boost retention program.

On March 23, 2018, stock options to purchase a total of 2,000,000 shares of Common Stock were granted to certain employees exercisable at $0.15 per share, the closing price on March 22, 2018, following a 5-year vesting schedule starting 12 months from the commencement date of March 23, 2018.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to Item 1.01 of this report.

The stock options were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act").

ITEM 5.01.    CHANGES IN CONTROL OF REGISTRANT.

On the Closing Date, pursuant to the terms of the Purchase Agreement, the Purchaser purchased the Shares, representing 87.33% of the total issued and outstanding stock of the Company, from the Seller.  In exchange for the controlling shares of the Company, Purchasers agreed to pay the purchase price, as referenced in Item 1.01 above.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with Purchase Agreement, on March 23, 2018, Qinghua Chen, the Company’s Chief Executive Officer, President and Sole Director of the Company resigned from all of his positions with the Company. Mr. Chen’s decision to resign from all positions of the Company is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Also effective on March 23, 2018, Michael D Antonovich was appointed as the President, Secretary, Chief Executive Officer and Chairman of the Board; Sherwood Hu was appointed as Independent Director of the Board; Lianne Herrmann was appointed as Chief Financial Officer and Treasurer. Directors are elected to hold offices until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

Set forth below is the new management biographical information:

Name	Age	Title
Michael D Antonovich	78	President, Chief Executive Officer, Secretary and Chairman of the Board
Sherwood Hu	56	Independent Director of the Board
Lianne Herrmann	47	Chief Financial Officer and Treasurer

Michael D Antonovich served as Assemblyman in the State of California from 1972 to 1978. During 1980 to 2016, Mike served as Los Angeles County Supervisor for 36 consecutive years (managing Los Angeles 88 cities and nearly 10.2 million people, and managing over $30 billion of government funds on behalf of Los Angeles County). During his tenure as County Supervisor, Chairman Mike has worked with U.S. Presidents (including President Reagan, Bush, Clinton, Bush, and Obama), and the United States Congress and the State of California Legislature. He also hosted Chinese President Jiang Zemin, Xi Jinping, and heads of state, presidents and prime ministers of many countries and regions of the world. In addition, Chairman Mike has also met with successful and distinguished people from all over the world. Chairman Mike’s extremely rich social resources and connections with global high-profile figures have played an important role in promoting exchanges and cooperation among governments, cultures and enterprises worldwide. Mike has also served as California State Republican Chairman, State Republican Party Whip, and was appointed to numerous presidential commissions.

Sherwood Hu is an accomplished director, producer, writer and scholar. He has over 20 years of experience in motion picture and entertainment industry. Hu is an active member of APSA.  Hu studied at The Public Theater in New York under Joseph Papp and was the first Chinese to earn a Ph.D in Directing from the University of Hawaii. After returning to China from Hollywood, he established Shanghai Theatre Academy School of Film and Television, and was Professor at the Shanghai Jiaotong University Institution of Cultural and Creative Industry.  According to Hollywood Reporter Kirt Honycutt, Hu is “One of the most exciting and dynamic directors to emerge from China”. He was the creator and chief director of 2010 World Expo Shanghai Pavilion, which was praised as “one of the most creative pavilions in the Expo 2010.” Hu has directed the English language film LANI LOA-THE PASSAGE that was presented by the Director of Godfather and Oscar winner Francis Ford Coppola. Hu is receiver of a “Golden Crane Award” for Excellent Contribution in Film at 2017 Tokyo International Film Festival. Honorable Mention Award from the Kennedy Arts Center, Best Film Award from Calabria International Film Festival in Italy, Monaco Film Festival, Chinese America Film Festival, American Shakespeare Association, and it was chosen as an archive film by Rubin Museum in New York City. “Golden Lotus Award” for the best picture in Macao International Film Festival. His latest film “Lord of Shanghai” the last film of his trilogy films （“Warrior Lanling”, “Prince of the Himalayas”) was the Closing Night Film for The 19th Shanghai International Film Festival.  Sherwood's newest theater production “Farewell My Concubine” was in New York Met Life and sold out completely and received raving reviews. Recently, he published his new book 《Notions of Directing》 published by Chinese Film Press.

Lianne Herrmann has over 20 years of experience in global financial and motion picture industry. Just like her brother Sherwood Hu, she also has superb relationship in the Hollywood and China movie industry besides her strong financial expertise. In financial arena, she has expertise in strategic planning, developing, producing, and financing commercially successful projects with an international appeal. Lianne was the Financial Controller for a wholly owned subsidiary of Motorola, Inc. With her participation in supervising accounting and finance operations, approving financial reporting and budgeting, monitoring auditing and tax planning and filing, establishing and approving policy and procedures, ensuring internal control compliance, advising and providing solutions for corporate management and financial planning matters  and contribution, the company had gone through successfully with a merger/acquisition and IPO due diligence process.  She is a member of SAG-AFTRA in the US and a prospect member of Writers Guild of America. Lianne has a Master’s of Business Administration from Pepperdine University in California, a Bachelor’s of Business Administration from Eastern Michigan University, and an Associate’s Degree in Economics from Fudan University in Shanghai. Lianne also studied at The Academy of American Conservatory Theatre in San Francisco.

ITEM 5.03.    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Board has approved a change of the Company’s name to Moregain Pictures Inc. On March 23, 2018. The Board approved the name change in connection with the Company’s focus in developing Motion picture, Entertainment, and Media business. Moregain Pictures mainly invests in Hollywood blockbusters, and cooperates with online streaming platforms to stream movies from Hollywood, China, Hong Kong, Taiwan, South Korea, Japan, and other countries and regions. Moregain Pictures will also produce and distribute films and forge lasting relationships with theaters. At the same time, Moregain Pictures recruits, reviews, develops, produces, shoots, distributes and invests in original screenplays; and will invest and cooperate with film media internet companies.

We plan to seek majority shareholder approval of the name change and will file an amendment to the Articles of Incorporation upon effectiveness of the Schedule 14C.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated March 21, 2018.
10.2	Aladdin International, Inc. 2018 Performance Boost Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2018	Aladdin International, Inc.

	By:	/s/ Michael D Antonovich
Name: Michael D Antonovich
Title: Chief Executive Officer

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